1998 FIRST AMENDMENT AGREEMENT TO
         $37,000,000 AMENDED AND RESTATED LOAN AGREEMENT AND TERM NOTE


      THIS AMENDMENT AGREEMENT, made and entered into as of this 6th day of February, 1998, by and between SPEIZMAN INDUSTRIES, INC., a Delaware corporation (the "Borrower") and NATIONSBANK, N.A., a national banking association (the "Lender");


                             W I T N E S S E T H:


      WHEREAS, pursuant to the $37,000,000 Amended and Restated Loan Agreement, dated as of July 31, 1997, between the Borrower and the Lender (the "Loan Agreement"), arrangements were made for the extension by the Lender to the Borrower of credit on the terms and conditions set forth in such Loan Agreement;

      WHEREAS, under the Loan Agreement, the Borrower obtained a Credit Facility in the maximum aggregate principal amount at any time outstanding of up to $37,000,000, of which (i) up to $30,000,000 may be allocated under a "Letter of Credit Facility" for the issuance of documentary Letters of Credit to support the Borrower's purchase and importing of (x) presold textile machinery in the ordinary course of its business and (y) in certain cases, equipment to be held as inventory for sale and, within such $30,000,000, up to $8,500,000 may be allocated to borrowings for the Borrower's short term operating needs under a Revolving Line of Credit, and up to $500,000 may be allocated for the issuance of Standby Letters of Credit, as provided in such Loan Agreement, and (ii) up to $7,000,000 may be allocated as a term loan, all upon the terms and conditions provided in the Loan Agreement;

      WHEREAS, under the Loan Agreement, the Borrower has issued to the Lender its Amended and Restated Revolving Credit Note dated July 31, 1997 in the principal amount of $8,500,000 (the "Revolving Credit Note");

      WHEREAS, under the Loan Agreement, the Borrower has issued to the Lender its Term Note dated July 31, 1997 in the principal amount of $7,000,000 (the "Term Note");

      WHEREAS, collateral for the indebtedness and obligations of the Borrower in respect of the Loan Agreement, the Revolving Credit Note and the Letter of Credit Facility is provided under the Amended and Restated Security Agreement dated July 31, 1997 between the Borrower and Wink Davis Equipment Co., Inc. ("WD") and the Lender;

      WHEREAS, the Borrower has entered into a Stock Purchase Agreement (the "Purchase Agreement") dated as of the date hereof with the holders of all of the capital stock of Todd Motion Controls, Inc. ("TMC") to acquire all of the outstanding capital stock of TMC;



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      WHEREAS, the Borrower has requested that the Lender, to facilitate the
Borrower's performance of its obligations under the Purchase Agreement, make a $1,300,000 advance under the Term Loan, which would have the effects of increasing the outstanding principal balance of the Term Loan to $8,050,000;

      WHEREAS, the Bank is willing to extend such additional credit subject to certain terms and conditions, including, but not limited to, the Bank's receipt of a Security Agreement and Guaranty Agreement from TMC, and the Bank's receipt of a Stock Pledge Agreement from the Borrower relating to the TMC stock;

      NOW, THEREFORE, in consideration of the premises and mutual covenants and conditions herein set forth, it is hereby agreed as follows:

      1. Terms. All terms used herein without definition, unless the context clearly requires otherwise, shall have the meanings provided therefor in the Loan Agreement.

      2. Amendment to Loan Agreement; Confirmation of Liens.

            (1) Effective the date hereof, the term "the Borrower, WD or TMC" shall replace the term "the Borrower or WD" whenever it appears in the Loan Agreement.

            (2) Effective the date hereof, the term "the Borrower's, WD's or TMC's" shall replace the term "the Borrower's or WD's" whenever it appears in the Loan Agreement.

            (3) Effective the date hereof, the term "including WD and TMC" shall replace the term "including WD" whenever it appears in the Loan Agreement.

            (4) Effective the date hereof, Section 1.84 of the Loan Agreement is rewritten in its entirety to read as follows:

                        1.84 "Security Agreement" means, collectively, the
                  Amended and Restated Security Agreement dated as of July 31, 1997, between the Borrower and WD and the Lender, and the Security Agreement dated as of February 6, 1998 between TMC and the Lender, and all amendments and supplements thereto.

            (5) Effective the date hereof, Section 1.86 of the Loan Agreement is rewritten in its entirety to read as follows:

                        1.86 "Stock Pledge Agreement" means, collectively, the
                  Stock Pledge Agreement dated as of July 31, 1997, between the Borrower and the Lender, and the Stock Pledge Agreement dated as of February 6, 1998 between the Borrower and the Lender, and all amendments and supplements thereto.

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      (6) Effective the date hereof, Section 1.89 of the Loan Agreement is rewritten in its entirety to read as follows:

                        "1.89 "Term Note" means the promissory note of the
                  Borrower in the original principal amount of $7,000,000 evidencing the Term Loan, and as such promissory note may be amended or modified from time to time."

      (7) Effective the date hereof, Section 2.1(b) of the Loan Agreement is rewritten in its entirety to read as follows:

                        "Subject to the terms and conditions of this Agreement,
                  the Lender agrees to make a Term Loan to the Borrower, such loan to be evidenced by the Term Note. On July 31, 1997, the date of the Loan Agreement, the Lender made an advance on the Term Loan of $7,000,000. As of February 6, 1998, the outstanding principal balance of the Term Loan is $6,750,000. The Lender agrees to make, on February 6, 1998, an advance on the Term Loan of $1,300,000, thereby increasing the outstanding principal balance of the Term Loan to $8,050,000. The $1,300,000 advance shall be used to acquire the outstanding capital stock of TMC. The principal balance outstanding under the Term Note shall bear interest at the Eurodollar Rate or Base Rate as provided herein.

                        The principal indebtedness evidenced by the Term Note
                  shall be repayable in ten consecutive quarterly payments on the last business day of each of the months of March, June, September and December commencing March 31, 1998. The first ten quarterly payments shall be in the amount of $380,000. One final payment shall be due on July 31, 2000 in an amount equal to the unpaid principal balance and all accrued interest on the Term Loan.

                        The principal indebtedness evidenced by the Term Note
                  shall also be prepaid annually on June 30 of each year, commencing June 30, 1998, in an amount equal to 25% of Excess Cash Flow determined for the immediate preceding Fiscal Year. All such prepayments shall be applied to principal installments due under the Term Note in inverse order of their maturities.

                        The Borrower agrees that if at any time the outstanding
                  balance under the Term Note shall exceed the excess of the Borrowing Base over the sum of (x) the face amount of Letters of Credit outstanding, (y) the Reimbursement Obligations and
                  (z) the Committed Amount, the Borrower shall immediately reduce such outstanding balance to the extent of such excess."

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      (8) The Borrower hereby agrees and confirms that all liens and security interests securing the indebtedness evidenced by the Term Note shall cover all additional indebtedness created under the Term Note and that the liens and security interests created under the Loan Documents, including the Security Agreement and the Cash Collateral Documents, shall cover all indebtedness evidenced by the Term Note as modified by this Amendment Agreement and the Note Modification Agreement. The Borrower further agrees and confirms that this Amendment Agreement and the Note Modification Agreement shall constitute a modification to the Term Loan and the Term Note and not a novation thereof.

3. Representations and Warranties. The Borrower hereby represents and warrants that:

      (1) The representations and warranties contained in Article V of the Loan Agreement are hereby made by the Borrower on and as of the date hereof except the representations of Sections 5.3 and 5.4 shall refer to the most recent financial statements delivered under Section 7.1 of the Loan Agreement.

      (2) There has been no material change, and there exists no prospective change, in the condition, financial or otherwise, of the Borrower since the date of the most recent financial reports received by the Lender, other than changes in the ordinary course of business and the Borrower's purchase of TMC, none of which has been a materially adverse change;

      (3) The business and properties of the Borrower are not, and since the date of the most recent financial reports thereof received by Lender have not, been materially adversely affected as the result of any fire, explosion, earthquake, chemical spill, accident, strike, lockout, combination of workmen, flood, embargo, riot, or cancellation or loss of any major contracts;

      (4) No event has occurred and no condition exists which, either prior to or upon the consummation of the transactions contemplated hereby, constitutes an Event of Default under the Loan Agreement, either immediately or with the lapse of time or the giving of notice, or both;

      (5) The property which is collateral for the indebtedness of the Borrower to the Lender under the Security Agreement and other collateral documents of the Borrower in favor of the Lender are subject to no liens or encumbrances except Permitted Liens;

      (6) The execution, delivery and performance by the Borrower of its obligations under this Amendment Agreement will not cause a violation or default under any indenture, loan agreement, or other agreement of, or applicable to, the Borrower; and

      (7) The Borrower has the requisite corporate power and authority to execute, deliver and perform this Amendment Agreement; each of such documents has been duly authorized, executed and delivered; and each of such documents constitutes a valid, binding

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

and enforceable instrument, obligation or agreement of the Borrower, in accordance with its respective terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally.

      4. Effectiveness of Documents. The terms and conditions hereof shall not be effective until each of the following are delivered to the Lender:

            (1) Amendment Agreement. Two fully executed originals of this Amendment Agreement and an executed copy of the Note Modification Agreement in substantially the form attached hereto as Exhibit A.

            (2) Resolutions of Borrower. Resolutions of the Borrower certified by its secretary or assistant secretary as of the date hereof, approving and adopting this Amendment Agreement and the other documents to be executed by the Borrower.

            (3) Opinions. An opinion of counsel to the Borrower covering the matters covered by its prior opinion on the Loan Agreement.

            (4) Certificate of Authority. Certificate of a recent date of the Secretary of State of North Carolina as to the authority of the Borrower to do business in North Carolina and the good standing of the Borrower.

            (5) No Litigation Certificate. Certificate of the chief financial officer of the Borrower to the effect that no litigation or proceedings are pending or threatened which might reasonably be expected to materially adversely affect the Borrower's ability to perform its obligations under this Agreement or operation of the Borrower's business.

            (6) Other Documents, Etc. Such other documents, instruments and certificates as the Lender may reasonably request.

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

      5. Miscellaneous.

            (1) This Amendment Agreement sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relative to such subject matter. No promise, condition, representation or warranty, express or implied, not herein set forth shall bind any party hereto, and none of them has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as in this Amendment Agreement otherwise expressly stated, no representations, warranties, or commitments, express or implied, have been made by any other party to the other regarding the subject matter hereof. None of the terms or conditions of this Amendment Agreement may be changed, modified, waived or canceled, orally or otherwise, except in a writing, signed by the party to be charged therewith, specifying such change, modification, waiver or cancellation of such terms or conditions, or of any preceding or succeeding breach thereof, unless expressly so stated.


            (2) Except as hereby specifically amended, modified, or supplemented, the Loan Agreement, the Loan Documents and all other agreements, documents, and instruments related thereto are hereby confirmed and ratified in all respects and shall remain in full force and effect according to their respective terms.

            (3) This Amendment Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which together shall constitute one and the same instrument.

            (4) This Amendment Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of North Carolina.

            (5) Upon request of the Lender, each of the parties hereto will duly execute and deliver or cause to be duly executed and delivered to the Lender such further instruments and do and cause to be done such further acts that may be reasonably necessary or proper in the opinion of the Lender to carry out more effectively the provisions and purposes hereof, including documents deemed necessary by the Lender to more fully evidence the obligations of Borrower to Lender and protect and perfect the collateral therefor.

            (6) The Borrower agrees to pay all reasonable costs and expenses of the Lender in connection with the preparation, execution and delivery of the documents executed in connection with this Amendment Agreement, including without limitation, the reasonable fees and out-of-pocket expenses of special counsel to the Lender.

            (7) Wink Davis Equipment Co., Inc. (the "Guarantor") as guarantor under a Guaranty Agreement dated July 31, 1997 from the Guarantor in favor of the Lender hereby joins in this Amendment Agreement to evidence its consent to the terms and conditions

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      hereof and agrees that the additional indebtedness of $1,300,000 under the
      Term Loan is covered by such Guaranty Agreement.


                      [Signatures appear on following page]




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      IN WITNESS WHEREOF, this Agreement has been duly executed as of the date hereof by the Company and the Lender.

ATTEST:                             SPEIZMAN INDUSTRIES, INC.


 /s/ Josef Sklut                    By: /s/ Robert S. Speizman
__________ Secretary                Name: Robert S. Speizman
                                    Title: President



                                    WINK DAVIS EQUIPMENT CO., INC.


                                    By: /s/ Josef Sklut
                                    Name: Josef Sklut
                                    Title: Vice President

                                    NATIONSBANK, N.A.


                                    By: /s/ J. Timothy Martin
                                    Name: J. Timothy Martin
                                    Title: Senior Vice President


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